                                                                   EXHIBIT 10.13


                        OFFICE LEASE -- TWO CONWAY PARK



THIS OFFICE LEASE (this "Lease") is made as of December 6, 1999, by and between

"Landlord"   Riggs & Company, a division of Riggs Bank, N.A. as Trustee of the
             Multi-Employer Property Trust, a trust organized under 12 C.F.R.
             Section 9.18

             and

"Tenant"     eLoyalty Corporation

                          SECTION A: TABLE OF CONTENTS

SECTION 1: DEFINITIONS .............................................................................................1

SECTION 2: PREMISES AND TERM .......................................................................................5
  2.1  Lease of Premises ...........................................................................................5
  2.2  Lease Term ..................................................................................................5
  2.3  Intentionally Omitted .......................................................................................5
  2.4  Intentionally Omitted .......................................................................................5
  2.5  Intentionally Omitted .......................................................................................5
  2.6  Tenant Contribution to Tenant Improvement Costs .............................................................5
  2.7  Ownership and Removal of Tenant Improvement .................................................................5
  2.8  Landlord Delays .............................................................................................5
  2.9  Memorandum of Commencement Date .............................................................................5
  2.10 Use and Conduct of Business .................................................................................5
  2.11 Compliance with Governmental Requirements and Rules and Regulations .........................................6
  2.12 Renewal Option ..............................................................................................6
  2.13 Right of First Opportunity ..................................................................................7

SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE ...........................................8
  3.1  Payment of Rental ...........................................................................................8
  3.2  Base Rent ...................................................................................................8
  3.3  Intentionally Omitted .......................................................................................8
  3.4  Additional Rent .............................................................................................8
  3.5  Utilities ..................................................................................................11
  3.6  Holdover ...................................................................................................12
  3.7  Late Charge ................................................................................................12
  3.8  Default Rate................................................................................................12

SECTION 4: GENERAL PROVISIONS .....................................................................................12
  4.1  Maintenance and Repair by Landlord .........................................................................12
  4.2  Maintenance and Repair by Tenant ...........................................................................13
  4.3  Common Areas/Security ......................................................................................13
  4.4  Building Services ..........................................................................................13
  4.5  Tenant Alterations .........................................................................................15
  4.6  Tenant's Work Performance ..................................................................................16
  4.7  Surrender of Possession ....................................................................................16
  4.8  Removal of Property ........................................................................................16
  4.9  Access .....................................................................................................17
  4.10 Damage or Destruction ......................................................................................17
  4.11 Condemnation ...............................................................................................18
  4.12 Intentionally Omitted ......................................................................................19
  4.13 Indemnification ............................................................................................19
  4.14 Tenant Insurance ...........................................................................................19




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
 4.15 Landlord's Insurance ........................................................................................20
 4.16 Waiver of Subrogration ......................................................................................20
 4.17 Assignment and Subletting by Tenant .........................................................................21
 4.18 Assignment by Landlord ......................................................................................23
 4.19 Estoppel Certificates and Financial Statements ..............................................................23
 4.20 Modification for Lender .....................................................................................24
 4.21 Hazardous Substances ........................................................................................24
 4.22 Access Laws .................................................................................................25
 4.23 Quiet Enjoyment .............................................................................................26
 4.24 Signs .......................................................................................................26
 4.25 Subordination ...............................................................................................26
 4.26 Intentionally Omitted .......................................................................................26
 4.27 Brokers .....................................................................................................27
 4.28 Exculpation and Limitation of Liability .....................................................................27
 4.29 ERISA Representations .......................................................................................27
 4.30 Mechanic's Liens and Tenant's Personal Property Taxes .......................................................27
 4.31 Landlord's Security Interest ................................................................................28

SECTION 5: DEFAULT AND REMEDIES ...................................................................................28
 5.1 Events of Default ............................................................................................28
 5.2 Remedies .....................................................................................................29
 5.3 Right to Perform .............................................................................................31
 5.4 Landlord's Default ...........................................................................................31

SECTION 6: MISCELLANEOUS PROVISIONS ...............................................................................31
 6.1 Notices ......................................................................................................31
 6.2 Attorney's Fees and Expenses .................................................................................32
 6.3 No Accord and Satisfaction ...................................................................................32
 6.4 Successors; Joint and Several Liability . ....................................................................32
 6.5 Choice of Law ................................................................................................32
 6.6 No Waiver of Remedies ........................................................................................32
 6.7 Offer to Lease ...............................................................................................33
 6.8 Force Majeure ................................................................................................33
 6.9 Landlord's Consent ...........................................................................................33
 6.10 Severability; Captions ......................................................................................33
 6.11 Interpretation ..............................................................................................33
 6.12 Incorporation of Prior Agreement: Amendments ................................................................33
 6.13 Authority ...................................................................................................33
 6.14 Time of Essence .............................................................................................34
 6.15 Survival of Obligations .....................................................................................34
 6.16 Consent to Service ..........................................................................................34
 6.17 Landlord's Authorized Agents ................................................................................34
 6.18 Waiver of Jury Trial ........................................................................................34

LISTING OF EXHIBITS
-------------------

Exhibit A       Legal Description of the Land
Exhibit B       Drawing Showing Location of the Premises
Exhibit C       Tenant Improvements or Workletter, as applicable
Exhibit D       Form of Memorandum of Commencement Date
Exhibit E       Rules and Regulations
Exhibit F       Description of Cleaning Services
Exhibit G       Opportunity Space

Attachment      Guaranty of Lease made by Technology Solutions Company

                             SECTION 1: DEFINITIONS

      1.1 DEFINITION: Each underlined term in this section shall have the meaning set forth next to that underlined term. Capitalized terms that are used in this Lease without definition but are defined in any of the Exhibits to this Lease shall have the meanings ascribed to those terms in the applicable Exhibit.

      1.2 ACCESS LAWS: The Americans With Disabilities Act of 1990 (including the Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.

      1.3 ADDITIONAL RENT: Defined in paragraph 3.4 captioned "Additional
Rent".

      1.4 BASE AMOUNT ALLOCABLE TO THE PREMISES: Defined in paragraph 3.4 captioned "Additional Rent".

      1.5 BASE RENT: Base Rent shall be as follows:

             (a) March 1, 2000 through August 31, 2000; $23,705.00 per month;
             (b) September 1, 2000 through February 28, 2001; $30,996.67 per month;
             (c) March 1, 2001 through February 28, 2002; $31,926.57 per month;
             (d) March 1, 2002 through February 28, 2003; $32,884.36 per month;
             (e) March 1, 2003 through February 29, 2004; $33,870.89 per month;
             (f) March 1, 2004 through February 28, 2005; $34,887.02 per month;
             (g) March 1, 2005 through July 31, 2005; $35,933.63 per month.

      1.6 BROKERS: Tenant was represented in this transaction by Burns & Company, a licensed real estate broker. Landlord was represented in this transaction by Insignia/ESG, Inc., a licensed real estate broker.

      1.7 BUILDING: The building located on the Land at 150 Field Drive, Lake Forest, Illinois 60045 commonly known as Two Conway Park and containing approximately 119,997 rentable square feet.

      1.8 BUSINESS DAY: Calendar days, except for Saturdays and Sundays and the following holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

      1.9 BUSINESS HOURS: From 8:00 a.m. to 6:00 p.m. on Monday through Friday and from 9:00 a.m. to 1:00 p.m. on Saturday.

      1.10 CLAIMS: An individual and collective reference to any and all claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and expenses

(including reasonable attorneys' fees and expenses incurred in connection with the proceeding whether at trial or on appeal).

      1.11 COMMENCEMENT DATE: The earlier to occur of: (a) March 1, 2000, subject to Landlord Delays (as defined in Section 2.8 hereof); or (b) the first date upon which Tenant conducts its business within any part or portion of the Premises.

      1.12 ERISA: The Employee Retirement Income Security Act of 1974. as now or hereafter amended, and the regulations promulgated under it.

      1.13 ESTIMATED OPERATING COSTS ALLOCABLE TO THE PREMISES: Defined in paragraph captioned "Additional Rent".

      1.14 EVENTS OF DEFAULT: One or more of those events or states of facts defined in the paragraph captioned "Events of Default".

      1.15 FORCE MAJEURE: Any one or more of the following: act of God, strike, lockout, labor trouble or dispute, inability to procure or shortage of material or labor, failure of power or utility, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, Governmental Requirements (including mandated changes in the Plans or the Tenant Improvements resulting from changes in pertinent Governmental Requirements or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, act or omission of others, including Tenant, or other reasons of a similar or dissimilar nature, provided that in all cases the occurrence is not solely the fault of, or under the exclusive control of, Landlord.

      1.16 GOVERNMENTAL AGENCY: The United States of America, the State in which the Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Land.

      1.17 GOVERNMENTAL REQUIREMENTS: Any and all statutes, ordinances, codes, laws, rules, regulations, orders and directives of any Governmental Agency as now or later amended.

      1.18 HAZARDOUS SUBSTANCE(S): Asbestos, PCBs, petroleum or petroleum-based chemicals or substances, urea formaldehyde or any chemical, material, element, compound, solution, mixture, substance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency.

      1.19 LAND: The land upon which the Building is located in Lake County, State of Illinois, as legally described in Exhibit A attached to this Lease.

      1.20 LANDLORD: The trust named on the first page of this Lease, or its successors and assigns as provided in paragraph captioned "Assignment by Landlord".

      1.21 LANDLORD'S AGENTS: Any and all partners, officers, contractors, subcontractors, licensees, concessionaires, agents, servants, employees, guests, invitees (excluding other tenants at the Building), visitors, trustees, investment advisors and consultants of Landlord.



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


      1.22 LEASE TERM: Commencing on the Commencement Date, and ending sixty-five (65) months later, provided that, if the Commencement Date is a date other than the first day of a calendar month, the Lease Term shall be extended by the number of calendar days remaining in the month in which the Commencement Date occurs.

      1.23 MANAGER: Insignia/ESG, Inc., or its replacement as specified by written notice from Landlord to Tenant.

      1.24 MANAGER'S ADDRESS: 311 South Wacker Drive, Chicago, Illinois 60606, which address may be changed by written notice from Landlord to Tenant.

      1.25 OPERATING COSTS: Defined in paragraph captioned "Additional Rent".

      1.26 OPERATING COSTS ALLOCABLE TO THE PREMISES: Defined in paragraph captioned "Additional Rent ".

      1.27 PERMITTED USE: General office uses consistent with Governmental Requirements and first-class buildings of the same or similar use as the Building located in the City of Lake Forest, Illinois.

      1.28 PLANS: Those certain plans and specifications for the Tenant Improvements to be prepared in accordance with the Workletter attached hereto as Exhibit C.

      1.29 PREPAID RENT: $23,705.00, to be applied toward Base Rent for the first full calendar month of the Lease Term; provided that if Landlord does not approve Tenant's Plans for the Premises after the execution of this Lease, Tenant may terminate this Lease. Landlord shall refund said Prepaid Rent to Tenant in full, this Lease shall be null and void and the parties shall have no further obligations to each other.

      1.30 PREMISES: The portion of the Building depicted on the plan attached to this Lease as Exhibit B which consists of approximately 20,816 square feet; provided that Landlord shall measure the square footage of the Tenant's space on or about the Commencement Date and the measurement of such square footage, in accordance with BOMA standards, shall be the square footage of the Premises for all purposes of this Lease, except as may be modified pursuant to the expansion option granted herein.

      1.31 PRIME RATE: Defined in paragraph captioned "Default Rate".

      1.32 PROPERTY TAXES: (a) Any form of ad valorem real or personal property tax or assessment imposed by any, Governmental Agency on the Land, Building, related improvements or any personal property owned by Landlord directly related to such Land, Building or improvements; (b) any other form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge. expense or imposition made or required by any Governmental Agency on any, interest of Landlord in such Land, Building, related improvements or personal property; (c) any fee for services charged by any Governmental Agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services provided or formerly provided to property owners and residents within the general area of the Land; (d) any governmental impositions allocable to or measured by the area of any or all of such Land, Building, related improvements or personal property or the amount of any base rent, additional rent or other sums payable under any lease for any or all of such Land, Building, related improvements or personal property, including any tax on gross receipts or any excise tax or other charges levied by any Governmental Agency with respect to the possession, leasing, operation, maintenance, alteration, repair, use or occupancy of any or all of such Land, Building, related improvements, personal property or the rent earned by any part of or interest in such Land, Building, related improvements or personal property; (e) any impositions by any Governmental Agency on any transaction evidenced by a lease of any or all of such Land, Building, related improvements or personal property used at the Land or Building with respect to any document to which Landlord is a party creating or transferring an interest or an estate in any or all of such Land, Building, related improvements or personal property used at the Land or Building; and (f) any increase in any of the foregoing based upon construction of improvements or change of ownership of any, or all of such Land, Building, related improvements or personal property. Property Taxes shall not include taxes on Landlord's net income or any inheritance, estate or gift taxes.

      1.33 PUNCH LIST WORK: Minor items of repair, correction, adjustment or completion as such phrase is commonly understood in the construction industry in the northern suburbs of Chicago-, provided that in no event shall any such items render any portion of the Premises untenantable.

      1.34 SECURITY DEPOSIT: None.

      1.35 SCHEDULED COMMENCEMENT DATE: March 1, 2000.

      1.36 INTENTIONALLY OMITTED.

      1.37 TENANT: The person or entity named on the first page of this Lease.

      1.38 TENANT ALTERATIONS: Defined in paragraph captioned "Tenant Alterations".

      1.39 INTENTIONALLY OMITTED.

      1.40 TENANT IMPROVEMENT ALLOWANCE: The maximum amount to be expended by Landlord for the cost of Tenant Improvements (including architectural, engineering, permitting, space planning, and construction management fees), which maximum shall not exceed Seven Hundred Twenty-eight Thousand Five Hundred Sixty Dollars ($728,560.00).

      1.41 TENANT IMPROVEMENTS: Those alterations or improvements to the Premises as appear and are depicted in the Plans, or as are otherwise set forth in Exhibit C.

      1.42 TENANT'S AGENT: Any and all officers, partners, contractors, subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors of Tenant.

      1.43 TENANT'S PRO RATA SHARE is Seventeen and 3471/10,000 percent (17.3471%).

      1.44 YEAR: A calendar year commencing January 1 and ending December 31.


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                          SECTION 2: PREMISES AND TERM

     2.1 LEASE OF PREMISE. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon the terms and conditions set forth in this Lease.

     2.2 LEASE TERM. The Lease Term shall be for the period stated in the definition of that term, unless earlier terminated or extended as provided in this Lease.

     2.3 INTENTIONALLY OMITTED.

     2.4 INTENTIONALLY OMITTED.

     2.5 INTENTIONALLY OMITTED.

     2.6 TENANT CONTRIBUTION TO TENANT IMPROVEMENT COSTS. If the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance, Tenant shall be responsible to pay such excess cost in accordance with the terms and provisions of Exhibit C hereto.

     2.7 OWNERSHIP AND REMOVAL OF TENANT IMPROVEMENTS. All Tenant Improvements, regardless of which party constructed them, shall be the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease: provided that, at Landlord's election and upon written notice to Tenant within ten (10) Business Days of Landlord's first receipt of any of the sets of Plans as identified in Exhibit C as the case may be, Tenant shall be required to remove all or any portion of the Tenant Improvements upon the expiration or earlier termination of this Lease. Said written notice to Tenant shall specify which Tenant Improvements are required to be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything contained in this Lease to the contrary, Tenant shall retain ownership of, and may remove from the Premises at any time during the term or upon expiration of the Lease, those certain moveable walls (which are not being attached or affixed to the Premises), which Landlord acknowledges are being paid for by and are the personal property of Tenant.

     2.8 LANDLORD DELAYS. A "Landlord Delay" is (a) any delay by Landlord or Landlord's Agents in the approval or requested revision of any of the Plans delivered to Landlord by Tenant or Tenant's Agents; provided that in each case Landlord shall have not less than five (5) Business Days to approve or request revisions to such documents, (b) any delay in the construction of the Tenant Improvements caused by a negligent or intentionally wrongful act or omission of Landlord or any of Landlord's Agents, or (c) any delay caused by revisions to space plans and documents included as part of the workletter attached as Exhibit C which are requested by Landlord after Landlord's final approval.

     2.9 MEMORANDUM OF COMMENCEMENT DATE. At Landlord's election and request, Tenant shall execute a Memorandum of Commencement Date in the form attached as Exhibit D. In no event shall Tenant record this Lease or the Memorandum of Commencement Date.

     2.10 USE AND CONDUCT OF BUSINESS. The Premises are to be used only for the Permitted Uses, and for no other business or purpose without the prior consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord represents and warrants to Tenant that the Building and

Premises are suitable for general office uses. Landlord makes no representation or warranty as to the suitability of the Premises for Tenant's specific intended use. Tenant shall, at its own cost and expense, use commercially reasonable efforts to obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises. Tenant's inability to obtain or maintain any, such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent: unless Tenant's inability to obtain such license, permit or approval is the direct result of an act or omission of Landlord or Landlord's Agents or a Governmental Requirement enacted by a Governmental Agency having jurisdiction over the Building which Governmental Requirement prohibits business activity which includes Tenant's Permitted Use hereunder or prohibits the construction of the Tenant Improvements. in which event Tenant may terminate this Lease upon thirty (30) days prior written notice to Landlord. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on any or all of the Land or Building. Tenant shall not commit or allow to be committed or exist: (a) any waste upon the Premises, (b) any public or private nuisance, or (c) any act or condition which disturbs the quiet enjoyment of any other tenant in the Building, violates any of Landlord's contracts affecting any or all of the Land or Building, creates or contributes to any work stoppage, strike, picketing, labor disruption or dispute, interferes in any way with the business of Landlord or any other tenant in the Building or with the rights or privileges of any contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors or any other persons lawfully in and upon the Land or Building, or causes any impairment or reduction of the good will or reputation of the Land or Building. After construction of the Tenant Improvements, Tenant shall not, without the prior consent of Landlord, use any apparatus, machinery or device, in or about the Premises which will cause any substantial noise or vibration or any increase in the normal consumption level of electric power. After construction of the Tenant Improvements, if any of Tenant's machines and equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide, at its sole cost and expense, adequate insulation or take other such action, including removing such machines and equipment, as may be necessary to eliminate the disturbance.

     2.11 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS AND RULES AND REGULATIONS. Tenant shall comply with all Governmental Requirements relating to its use, occupancy and operation of the Premises and shall observe such reasonable rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Premises, the Building and the Land, and for the preservation of good order in the Building, including the Rules and Regulations attached to this Lease as Exhibit E.

     2.12 RENEWAL OPTION. Provided an Event of Default has not occurred and is not then continuing, Tenant shall have the right and option to renew this Lease (the "Renewal Option") for one (1) sixty (60) month lease term (the "Renewal Term") by providing Landlord written notice thereof, (a "Renewal Option Exercise Notice") not less than one hundred eighty (180) days prior to the expiration of the initial Lease Term (the "Renewal Option Exercise Date"). If Landlord does not receive a Renewal Option Exercise Notice by the Renewal Option Exercise Date, the Renewal Option shall expire and be null and void thereafter. If a Renewal Option Exercise Notice is received by Landlord by the Renewal Option Exercise Date, then Landlord shall within thirty (30) days reasonably and in good faith determine what it believes to be the current market rental rate (the "CMRR") for a renewal lease including comparable lease terms (such as, without limitation, duration of lease, tenant improvement allowances, inducements and credits) in comparable first class office buildings in Lake Forest, Illinois, and deliver written notice thereof (the "CMRR Notice") to Tenant within said 30 day period. Within thirty (30) days of Tenant's receipt of the

CMRR Notice, Tenant shall, in a writing delivered to Landlord, either (i) elect to exercise the Renewal Option, which election shall be irrevocable by Tenant and binding upon Tenant and Landlord, or (ii) elect not to exercise the Renewal Option, in which event Tenant's right to exercise the Renewal Option shall be deemed to be null and void and of no further force or effect. If Tenant elects to exercise the Renewal Option within the time period set forth herein, the Base Rent shall be adjusted for the first annual period of the Renewal Term to an amount which is equal to the CMRR, and for each succeeding annual period of the Renewal Term, the Base Rent shall be adjusted to one hundred three percent (103%) of the immediately preceding annual Base Rent amount. If Tenant neither elects to exercise its Renewal Option nor elects not to exercise its Renewal Option, such inaction shall be deemed an election to not exercise the Renewal Option.

     2.13 RIGHT OF FIRST OPPORTUNITY. Provided an Event of Default has not occurred and is not then continuing, Tenant shall have a right of first opportunity ("Opportunity Right"), to add to the Premises, prior to Landlord leasing such space to a third party, that certain space as shown on Exhibit G ("Opportunity Space"). Tenant's Opportunity Right shall be subject to the following terms and conditions:

     (a) If Landlord accepts a proposal or enters into a customary letter of intent from, a bona-fide third party prospect for all or any portion of the Opportunity Space. Landlord shall notify Tenant of same in writing ("Offer Notice"). The Offer Notice shall set forth as Base Rent for the Opportunity Space the then current rate and tenant improvement allowance, together with any underground reserved parking spaces as may then be available, that Landlord is willing to offer to Tenant for comparable space in the Building and for a period of time which corresponds to the remaining Lease Term hereof.

     (b) Tenant shall have five (5) Business Days following its receipt of the Offer Notice to notify Landlord, in writing, that Tenant elects to lease all (but Tenant shall have no right to elect to lease less than all) of the Opportunity Space. If Tenant fails to notify Landlord within such five (5) Business Day period, Tenant shall be deemed to have elected not to exercise its Opportunity Right and Landlord shall be free to lease the applicable Opportunity Space to any third party within one hundred twenty (120) days following delivery of the Offer Notice; provided that Landlord shall not grant any renewal rights beyond an initial term with respect to any lease of the Opportunity Space, and this Section 2.13 will continue to apply upon expiration of any lease of the Opportunity Space to a third party.

     (c) If Tenant does exercise its Opportunity Right by providing written notice to Landlord within such five (5) Business Day period, the Opportunity Space shall be added to the Premises at the equivalent Base Rent amount (on a per square foot basis) then being paid by Tenant to Landlord under this Lease, and with Tenant being entitled to a pro-rated portion of the Tenant Improvement Allowance (if the Opportunity Right is exercised during the initial Term only, but not during any Renewal Term). With respect to the Tenant Improvement Allowance, by way of illustration, if the Opportunity Right is exercised with 13 months left in the initial Term of this Lease, Tenant will be entitled to an allowance equal to $7.00 for each square foot of the Opportunity Space (13/65 months = .20 x $35.00 = $7.00). Except as set forth herein, the Opportunity Space shall be leased to Tenant on all of the same terms and conditions set forth in this Lease.

     (d) Subject to Landlord providing an improvement allowance as set forth in Landlord's Offer Notice, any Opportunity Space shall be leased to Tenant "as-is" and any improvements desired by Tenant shall be constructed subject to the terms and conditions set forth elsewhere in this Lease. The commencement date for the Opportunity Space shall be the earlier of sixty (60) days after Landlord makes the applicable

Opportunity Space available to Tenant for the construction of leasehold improvements or the date Tenant begins conducting business in the Opportunity Space.

     (e) Notwithstanding anything contained in this Section 2.1 to the contrary, unless Tenant has exercised its Renewal Option pursuant to Section 2.12 hereof, the Opportunity Right granted herein shall expire automatically on the Renewal Option Exercise Date.


SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE


     3.1 PAYMENT OF RENTAL. Tenant agrees to pay Base Rent, Additional Rent and any other sum due under this Lease to Landlord without demand, deduction, credit, adjustment or offset of any kind or nature, in lawful money of the United States when due under this Lease, at the offices of Manager at Manager's Address, or to such other party or at such other place as Landlord may from time to time designate in writing. If this Lease does not specify a due date with respect to any sum payable by Tenant hereunder, such sum shall be due ten (10) calendar days after written demand for such payment is given to Tenant.

     3.2 BASE RENT. Tenant agrees to pay Base Rent to Landlord without demand, in advance on or before the first day of each calendar month of the Lease Term. Base Rent for any partial month at the beginning or end of the Lease Term shall be prorated. On execution of this Lease, Tenant has paid to Landlord the amount specified in the definition of Prepaid Rent for the month specified in the definition of that term. Base Rent for any partial month at the beginning of the Lease Term shall be paid by Tenant on the Commencement Date.

     3.3 INTENTIONALLY OMITTED.

     3.4 ADDITIONAL RENT. Definitions of certain terms used in this paragraph are set forth in subparagraph 3.4.5. Tenant agrees to pay to Landlord additional rent as computed in this paragraph (individually and collectively the "Additional Rent"):

          3.4.1 RENTAL ADJUSTMENT FOR ESTIMATED OPERATING COSTS. Landlord shall furnish Tenant a written statement of Estimated Operating Costs Allocable to the Premises for each Year and the amount payable monthly by Tenant for such Costs shall be computed as follows: one-twelfth (1/12) of the amount, if any, by which the Estimated Operating Costs Allocable to the Premises exceeds the Base Amount Allocable to the Premises shall be Additional Rent and shall be paid monthly by Tenant for each month during such Year after the Commencement Date. If Landlord fails to deliver a written statement of the Estimated Operating Costs for any Year, Tenant shall continue to make monthly payments on account of the Estimated Operating Costs in an amount equal to the estimated monthly payment amount established for the preceding Year. If any such written statement is furnished after the commencement of the Year (or as to the first Year during the Lease Term, after the Commencement Date), Tenant shall also make a retroactive lump-sum payment to Landlord equal to the monthly payment amount multiplied by the number of months during the Year (or as to the first Year during the Lease Term, after the Commencement Date) prior to delivery of such written statement, less any payments made by Tenant for Estimated Operating Costs Allocable to the Premises for such period.

          3.4.2 ACTUAL COSTS. Within four (4) months after the close of each Year, Landlord shall deliver to Tenant a written statement setting forth the Operating Costs and the Operating Costs Allocable to the Premises during the preceding Year. If such Operating Costs Allocable to the Premises for any Year exceed the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1 for such Year, Tenant shall pay the amount of such excess to Landlord within thirty (30) calendar days after receipt of such statement by Tenant. If such statement shows the Operating Costs Allocable to the Premises to be less than the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1, then the amount of such overpayment shall be paid by Landlord to Tenant within thirty (30) calendar days following the date of such statement or, at Landlord's option, shall be credited towards the installment(s) of Additional Rent next coming due from Tenant.

          3.4.3 DETERMINATION. The determination of Operating Costs Allocable to the Premises shall be reasonably made by Landlord. Any sums payable under this Lease pursuant to this paragraph shall be Additional Rent and, in the event of nonpayment of such sums, Landlord shall have the same rights and remedies with respect to such nonpayment as it has with respect to nonpayment of the Base Rent due under this Lease. Tenant shall have the right to contest any determination of Operating Costs Allocable to the Premises and the Base Amount allocable to the Premises within 90 days after delivery of Landlord's statement of same to Tenant. Landlord shall make its books and records available to Tenant and/or Tenant's agent at Landlord's place of business during Landlord's normal business hours. Notwithstanding the foregoing in the event such audit indicates negligence or fraud on Landlord's part, and the Tenant overpaid by more than 5% of the actual Operating Costs Allocable to the Premises. Landlord shall reimburse Tenant for the cost of Tenant's inspection if Landlord's books and records. In any event, if an audit reveals that any excess amount was incorrectly charged to Tenant, such excess amount shall be promptly refunded by Landlord to Tenant.

          3.4.4 END OF TERM. If this Lease shall terminate on a day other than the last day of a Year, (a) Landlord shall estimate the Operating Costs Allocable to the Premises for such Year predicated on the most recent reliable information available to Landlord; (b) the amount determined under clause (a) of this sentence shall be prorated by multiplying such amount by a fraction, the numerator of which is the number of calendar days within the Lease Term in such Year and the denominator of which is 365; (c) the Base Amount Allocable to the Premises shall be prorated in the manner described in clause (b); (d) the clause
(c) amount (i.e., the prorated Base Amount Allocable to the Premises) shall be deducted from the clause (b) amount (i.e., the prorated Operating Costs Allocable to the Premises); (e) if the clause (d) amount exceeds the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term, then Tenant shall pay the excess to Landlord within thirty (30) calendar days after Landlord's delivery to Tenant of a statement for such excess; and (f) if the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term exceeds the clause (d) amount, then Landlord shall refund to Tenant the excess within the thirty (30) calendar day period described in clause (e). Landlord's and Tenant's obligations under this paragraph shall survive the expiration or other termination of this Lease.

          3.4.5 DEFINITIONS. Each underlined term in this subparagraph shall have the meaning set forth next to that underlined term:

          BASE AMOUNT ALLOCABLE TO THE PREMISES: ____ (Zero (0) if not filled in).

          ESTIMATED OPERATING COSTS ALLOCABLE TO THE PREMISES: Landlord's estimate of Operating Costs allocable to the Premises for a Year to be given by Landlord to Tenant pursuant to subparagraph 3.4.1.

          OPERATING COSTS: All reasonable expenses paid or incurred by Landlord for maintaining, operating, and repairing any or all of the Land, Building, related improvements, and the personal property used in conjunction with such Land, Building and related improvements such as lawn and garden equipment, snow removal equipment, tools and supplies, including all expenses paid or incurred by Landlord for: (a) utilities, including electricity, water, gas, sewers, refuse collection, telephone charges, cable television or other electronic or microwave signal reception, steam, heat, cooling or any other service which is now or in the future considered a utility and which are not payable directly by tenants in the Building; (b) supplies; (c) cleaning and janitorial services (including window washing), landscaping and landscaping maintenance (including irrigating, trimming, moving, fertilizing, seeding and replacing plants), snow removal and other services; (d) security services, if any; (e) insurance (including deductible amounts); (f) commercially reasonable management fees consistent with those of other first class office buildings in Northern Lake County, Illinois for general and customary real property management services; (g) Property Taxes, tax consultant fees and expenses, and costs of appeals of any Property Taxes; (h) services of independent contractors; (i) compensation (including employment and fringe benefits) of all persons who perform duties in connection with any service, repair, maintenance, replacement or improvement or other work included in this subparagraph; (j) license, permit and inspection fees; (k) assessments and special assessments imposed by or arising in relation to the Conway Park Owners Association; (l) rental of any machinery or equipment; (m) audit fees and accounting services directly related to or for the Building, whether allocated in whole or in part, as appropriate, and charges for the computation of the rents and charges payable by tenants in the Building (but only to the extent the cost of such fees and services are in addition to the cost of the management fee); (n) maintenance and service contracts; (o) cost of maintenance, repairs and replacements (of non-capital items); (p) roof repairs, resurfacing and replacements (with such replacements being amortized over their useful lives, pursuant to generally accepted accounting principles, together with market interest on their unamortized balances); (q) parking lot maintenance, repairs, resurfacing and replacements (with such replacements being amortized over their useful lives, pursuant to generally accepted accounting principles, together with market interest on their unamortized balances); (r) legal fees and other similar expenses to the extent that they benefit the tenants or Building generally; (s) costs incurred by Landlord for compliance with Access Laws, except to the extent incurred as a result of Landlord's or Landlord's Agents' negligence during the initial construction of the Building, all as set forth in the paragraph captioned "Access Laws"; (t) elevator service and repair, if any; and (u) any other expense or charge which in accordance with generally accepted accounting principles would be considered an expense of maintaining, operating, or repairing the Building. Operating Costs shall also include an amount necessary to amortize the cost of improvements installed with reasonable expectations of improving operating efficiency or to reduce or maintain Operating Costs, the cost to replace carpeting, draperies and wall coverings for the common areas of the Building following substantial completion of the Building and the cost of all capital improvements required by governmental agencies following substantial completion of the Building; all amortized over their useful lives together with market interest on their unamortized balances.

               Operating Costs shall not include any of the following: ground rent; interest and amortization of funds borrowed by Landlord for items other than capital improvements to the Building; leasing commissions and advertising and space planning expenses incurred in procuring tenants; structural corrections to defects in the foundation, walls or roof of the Building; costs relating to the preparation of Landlord's tax returns, franchise or any taxes payable by Landlord based on Landlord's income, fines, penalties or interest due to Landlord's negligence or inability to make payments when due; legal fees or similar expenses relating to disputes or negotiations with current or prospective or former tenants; and salaries, wages, or other compensation paid to any employees of Landlord or Landlord's Agents for services not directly related to management, maintenance or repair of the Building, and remediation of Hazardous Substances at the Building, or the Land if such Hazardous Substances are brought to the Building or Land by Landlord. If less than ninety-five percent (95%) of the net rentable area of the Building is occupied by tenants at all times during any Year, then Operating Costs for such Year shall include all additional costs and expenses that Landlord reasonably determines would have been incurred had ninety-five percent (95%) of the Building been occupied at all times during such Year by tenants; it being understood that fixed expenses not dependent upon occupancy levels, such as real estate taxes, shall not be included as part of the foregoing computation.

          OPERATING COSTS ALLOCABLE TO THE PREMISES: The product of Tenant's Pro Rata Share times Operating Costs.

     3.5 UTILITIES.

          3.5.1 Landlord shall have the right from time to time to select the company or companies providing local telephone and telecommunication services to the Building. Tenant shall contract directly and pay for all telephone and other telecommunication services used on or from the Premises together with any taxes, penalties, surcharges or similar charges relating to such services. If Tenant desires to use the services of a provider of local telephone or telecommunication services whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

          3.5.2 Tenant shall, as part of the Tenant Improvements, install necessary electricity meter reading devices and separately meter the Premises for the provision of electricity to the Premises and may use the Landlord's electrical distribution system with respect to such installation; provided, however, that Landlord reserves the right to select the electric utility provider to the Building and that the obligation of Landlord to make available electricity or other utilities at the Building shall be subject to the rules and regulations of the supplier of such utilities and of any municipal or other governmental authority regulating the business of providing such utility service. Tenant shall pay for electricity based on such meters directly and shall pay any meter reading charges which may be incurred by Landlord. Tenant shall not use any electrical equipment which may overload the wiring installations or electrical load capacity of the system or interfere with the use of electricity by Landlord or other tenants of the Building. Tenant shall not at any time submeter the Premises without Landlord's prior written consent. Notwithstanding anything contained herein to the contrary, in any and all events. Tenant shall be responsible to pay for all electricity, other than electricity which is used in connection with HVAC and which is included as part of Tenant's Additional Rent payments hereunder, consumed in the Premises during the Lease Term. If at any time during the Term the Premises are not separately metered, or the Tenant's electricity is not being provided by or through such separate metering, whether temporarily, sporadically or permanently, Tenant shall pay for electricity based on Landlord's reasonable estimate of Tenant's usage.

          3.6 HOLDOVER. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, and Landlord and Tenant do not otherwise agree in writing on the terms of such holding over, then the hold over tenancy shall be subject to termination by Landlord at any time upon not less than thirty (30) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as Base Rent for the period of any hold over, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a daily basis for each day of the hold over period. Such payment shall not release the Tenant from Tenant's obligation to pay Additional Rent and any other sums due under this Lease. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly, agreed by Landlord in writing. The foregoing notwithstanding, if Landlord does not agree in writing that Tenant may hold over after the expiration or termination of this Lease. Tenant shall pay the daily Base Rent, Additional Rent and other sums during the period of such holding over as set forth above, and Landlord shall be entitled to pursue all remedies at law and in equity to which Landlord is entitled, including, without limitation, rights to ejectment and damages.

          3.7 LATE CHARGE. If Tenant fails to make any payment of Base Rent, Additional Rent or other amount within five (5) days of the date when due under this Lease. Tenant shall also pay a late charge equal to five percent (5%) of the amount of any such payment; provided that Landlord agrees to waive the late charge for the first late payment in any Year of this Lease. Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the delinquency. The parties agree that Landlord's damage would be difficult to compute and the amount stated in this paragraph represents a reasonable estimate of such damage. Assessment or payment of the late charge contemplated in this paragraph shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

          3.8 DEFAULT RATE. Any Base Rent, Additional Rent or other sum payable under this Lease which is not paid within five (5) days of the date when due shall bear interest at a rate equal to the lesser of: (a) the published prime rate of Riggs Bank, N.A. or such other national banking institution designated by Landlord if such bank ceases to publish a prime rate (the "Prime Rate"), then in effect, plus two (2) percentage points, or (b) the maximum rate of interest per annum permitted by applicable law (the "Default Rate"), but the payment of such interest shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

                         SECTION 4: GENERAL PROVISIONS

          4.1 MAINTENANCE AND REPAIR BY LANDLORD. Subject to the paragraphs captioned "Damage or Destruction" and "Condemnation", Landlord shall maintain the public and common areas of the Building in reasonably good order and condition, except for damage occasioned by the act or omission of Tenant or Tenant's Agents which shall be paid for entirely by Tenant upon demand by Landlord, and ordinary wear and tear. In the event any or all of the Building becomes in need of maintenance or repair which Landlord is required to make under this Lease, upon knowledge, discovery or intent to undertake such maintenance or repair, Tenant or Landlord, as the case may be, shall promptly give written notice to the other party; it being understood that Landlord shall not be obligated in any way to commence such maintenance or repairs until a reasonable time elapses after Landlord's receipt or delivery of any such notice.

          4.2 MAINTENANCE AND REPAIR BY TENANT. Except as is expressly set forth as Landlord's responsibility pursuant to the paragraphs captioned "Maintenance and Repair by Landlord" in paragraph 4.1 hereof, and "Building Service" in paragraph 4.4 hereof. Tenant shall at Tenant's sole cost and expense keep and maintain the Premises in good condition and repair. If Tenant fails to maintain or repair the Premises in accordance with this paragraph, then Landlord may, but shall not be required to, enter the Premises upon ten (10) calendar days prior written notice to Tenant (or immediately without any notice in the case of an emergency) to perform such maintenance or repair at Tenant's sole cost and expense. Tenant shall pay to Landlord the reasonable cost of such maintenance or repair within thirty (30) calendar days after written demand from Landlord.

          4.3 COMMON AREAS/SECURITY/PARKING. The common areas of the Building shall be subject to Landlord's sole management and control. Without limiting the generality of the immediately preceding sentence, Landlord reserves the exclusive right as it deems necessary or desirable to install, construct, remove, maintain and operate lighting systems, facilities, improvements, equipment and signs on, in or to all parts of the common areas; change the number, size, height, layout, or locations of walks, driveways and truckways or parking areas now or later forming a part of the Land or Building; make alterations or additions to the Building or common area; close temporarily all or any portion of the common areas to make repairs, changes or to avoid public dedication: grant easements to which the Land will be subject, replat, subdivide, or make other changes to the Land; place, relocate and operate utility lines at the Land and Building; and use or permit the use of all or any portion of the roofs of the Building. Landlord has no duty or obligation to provide any security services in, on or around the Premises, Land or Building, and Tenant recognizes that security services, if any, provided by Landlord will be for the sole benefit of Landlord and the protection of Landlord's property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, Landlord providing security or other protection for Tenant or Tenant's Agents or property in, on or about the Premises, Land or Building. During the Lease Term, as may be extended, and provided that an Event of Default has not occurred and is not then continuing, Tenant shall be entitled to eight (8) underground reserved parking spaces at the Building. Landlord shall maintain a 4.0/1,000 square foot ratio for outdoor surface parking spaces at the Building and the Land; provided that Landlord reserves the right to relocate parking areas and driveways and to build additional improvements in the common areas of the Building and the Land; provided that the parking areas shall remain in reasonably close proximity to the Building.

     4.4 BUILDING SERVICES.

          4.4.1 Landlord shall use all commercially reasonable efforts to provide the following services and facilities to the Premises:

          (a) Heating, ventilating and air conditioning during Business Hours subject to such regulations as the Department of Energy or other Governmental Agency shall adopt from time to time. Tenant agrees to cooperate fully with Landlord and to abide by all the rules and regulations which Landlord may reasonably prescribe (which rules and regulations shall be uniformly prescribed and applied) for the proper functioning and protection of the heating, ventilating and air conditioning systems. If Tenant requires heating, ventilation and air conditioning service at times other than Business Hours, Landlord shall use diligent efforts to supply the same upon reasonable prior notice, to be paid for by Tenant, within ten (10) calendar days of billing, at a rate to be determined from time to time by Landlord, which rate shall equal Landlord's reasonably estimated actual cost for such service, which the parties acknowledge is currently equal to, and shall not in any event exceed, $75.00 per hour.

          (b) Subject to payment of the charges therefor by Tenant, electricity for normal office use, including normal office equipment, in the Premises.

          (c) Cleaning and maintenance of common areas in the Building in a manner consistent with first class buildings in northern Lake County,

          (d) Continuous passenger elevator service during Business Hours, and service via at least one (1) elevator car at all other times, 24 hours per day, each day of the Year.

          (e) Janitorial services, including cleaning of the Premises, in accordance with Exhibit E and consistent with first class buildings in northern Lake County. Landlord shall furnish cleaning services to kitchens, lunchrooms and non-Building standard lavatories in the Premises; provided that Landlord shall not be required to provide cleaning services to any personal items comprising such kitchens, lunchrooms, and non-Building standard lavatories, including without limitation, washing dishes, stacking chairs, replacing accouterments, etc.

          (f) Water for lavatory and drinking purposes.

          4.4.2 Tenant shall reimburse Landlord for any and all additional cleaning expenses incurred by Landlord, including garbage and trash removal expenses over and above the normal cleaning provided by Landlord or due to the presence of a lunchroom or kitchen or food or beverage dispensing machines within the Premises. No food or beverage dispensing machines shall be installed by Tenant in the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

          4.4.3 The services described in subparagraph 4.4.1 may be subject to slowdown interruption or stoppage due to the order of any Governmental Agency, Force Majeure, or the maintenance, repair, replacement or improvement of any of the equipment involved in the furnishing of any such service. No such slowdown interruption or stoppage of any such service shall be construed as an eviction, actual or constructive, of Tenant, nor shall same cause any abatement of Base Rent or Additional Rent or relieve Tenant from any of its obligations under this Lease. Landlord agrees to use all commercially reasonable efforts to resume the affected service promptly following any such slowdown interruption or stoppage. Landlord will provide Tenant, whenever reasonably possible, advance notice of any scheduled service slowdowns, interruptions or stoppages of which it has knowledge. Notwithstanding anything to the contrary aforesaid, if, as a result of the negligence of Landlord or Landlord's Agents, there is an interruption or discontinuance in the furnishing by Landlord of any Building Services (as described in paragraph 4.4.1) to the Premises which results in Tenant being unable to reasonably operate at the Premises or having vacated the Premises due to such an interruption or discontinuance, in each case for a period in excess of seven (7) consecutive full calendar days after notice to Landlord by Tenant, all regularly payable Base Rent required under this Lease shall abate from the end of such period until the earlier of the date Tenant reenters and reasonably uses the Premises, or such time as Building Services are restored, such that Tenant is again reasonably able to operate at the Premises. If only a portion of the Premises is untenantable, Base Rent shall be abated in the proportion that the untenantable rentable area of the Premises bears to the total rentable area of the Premises.

          4.4.4 Tenant shall be entitled to use a portion of the storage space in the lower level of the Building (the "Storage Space"), to the extent then available from time to time, as determined by Landlord in its reasonable discretion. With respect to any Storage Space made available to Tenant, Tenant shall pay to Landlord rent in an amount equal to $10.75 for each square foot of storage space, escalating at a rate of 3% per annum. The rent to be paid for the Storage Space shall be added to Base Rent and shall be due as and when Base Rent is due and payable. Tenant shall not be liable to pay any Additional Rent with respect to its occupancy of the Storage Space. Tenant shall occupy the Storage Space in its "as is" condition, with all faults and with all risks; provided, however that Tenant shall not be required to make any repairs or improvements to the Storage Space unless Tenant causes damage thereto and provided further that Tenant shall maintain the Storage Space in a good condition and shall keep the Storage Space free of any rubbish, debris and other waste materials. Landlord makes no representation or warranty regarding the Storage Space whatsoever. Tenant's right to occupy the Storage Space shall terminate automatically and immediately upon (i) the expiration or earlier termination of this Lease, (ii) the occurrence of an Event of Default hereunder, or (iii) at any time upon not less than thirty (30) days' prior written notice from Tenant to Landlord. Upon termination of Tenant's occupancy of the Storage Space. Tenant shall immediately vacate the Storage Space in a broom clean condition.

     4.5 TENANT ALTERATIONS. Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any floor covering, wall covering, fixtures, plumbing or wiring (individually and collectively "Tenant Alterations"), without first obtaining the consent of Landlord which shall not be unreasonably withheld or delayed. Tenant shall deliver to Landlord full and complete plans and specifications for any proposed Tenant Alterations and, if consent by Landlord is given, all such work shall be performed at Tenant's expense by Landlord or by Tenant at Landlord's election. Tenant may select its own contractor to perform the Tenant Alterations, subject to Landlord's reasonable approval and the contractor's willingness to enter into Landlord's form of agreement with respect to construction of the Tenant Alterations. Tenant shall reimburse Landlord, upon receipt of demand therefor, for all out-of-pocket costs and expenses incurred by Landlord related to its review of Tenant's plans and specifications (regardless of whether Landlord approves Tenant's request). Upon completion of the Tenant Alterations, Tenant shall pay Landlord an amount equal to Landlord's reasonable out-of-pocket costs in connection with Landlord's coordination, administration and inspection of such work. Without limiting the generality of the foregoing. Landlord may require Tenant (if Landlord has elected to require Tenant to perform the Tenant Alterations), at Tenant's sole cost and expense, to obtain and provide Landlord with proof of insurance coverage and a payment and performance bond, in forms, amounts and by companies acceptable to Landlord. All Tenant Alterations to the Premises, regardless of which party constructed them, shall become the property of Landlord (except for Tenant's trade fixtures, which shall remain Tenant's property) and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease; provided that, upon the expiration or earlier termination of this Lease, at Landlord's election and upon notice to Tenant (which election shall be made and notice shall be given at the time of Landlord's approval of the Tenant Alterations), Tenant shall be required to remove some or all of the Tenant Alterations as designated in Landlord's notice to Tenant. If Tenant fails to remove any such Tenant Alterations as required by Landlord's consent, Landlord may do so and Tenant shall pay to Landlord the entire cost thereof plus an administrative charge of five percent (5%) within ten (10) calendar days after Tenant's receipt of Landlord's written demand therefor. Nothing contained in this paragraph or the paragraph captioned "Tenant's Work Performance" shall be deemed a waiver of the provisions of the paragraph captioned "Mechanic's Liens".

     4.6 TENANT'S WORK PERFORMANCE. If Landlord elects to allow Tenant to perform the Tenant Alterations, then the Tenant Alterations shall be performed by contractors employed by Tenant under one or more construction contracts, in form and content approved in advance in writing by Landlord (which approval shall be subject to Landlord's discretion (but shall not be unreasonably withheld) and may include a requirement that the prime contractor and the respective subcontractors: (a) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO and (b) employ only members of such labor organizations to perform work within their respective jurisdictions). Tenant's contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord or other tenants of Landlord. If Tenant's contractors, workers or suppliers do, in the opinion of Landlord, cause such disharmony or interference, Landlord's consent to the continuation of such work may be withdrawn upon written notice to Tenant. All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord, (2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials;
(5) free of defect in materials and workmanship; and (6) inspected for quality control (punchlisted) by Landlord's construction manager. Any and all portions of the Tenant Alterations not meeting Landlord's quality and building standards shall be corrected by Tenant, at Tenant's expense, within thirty (30) days after notification of such defects by Landlord. If Tenant fails to bring the work in question up to the required standards within such 30 day period. Landlord may complete such work (but shall have no obligation to do so) and Tenant shall pay the entire cost thereof to Landlord within ten (10) calendar days after Tenant's receipt of Landlord's written demand therefor. Tenant shall pay for all damage to the Premises, Building and Land caused by Tenant or Tenant's Agents. If Tenant performs the Tenant Alterations, Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from any Claims arising as a result of any defect in design, material or workmanship of any Tenant Alterations.

     4.7 SURRENDER OF POSSESSION. Subject to the last subparagraph of the paragraph captioned "Insurance", Tenant shall, at the expiration or earlier termination of this Lease, surrender and deliver the Premises to Landlord in as good condition as when received by Tenant from Landlord or as later improved, reasonable use and wear excepted. Tenant shall give notice to Landlord at least twenty (20) calendar days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, and after the further failure of Tenant to meet with Landlord for a joint inspection within two (2) days of Landlord's written demand to Tenant for a joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

     4.8 REMOVAL OF PROPERTY. Upon expiration or earlier termination of this Lease, Tenant may remove its trade fixtures, affixed personal property, office supplies and office furniture and equipment if

(a) such items are readily moveable, or if attached to the Premises are able to be removed without permanent damage to the Premises; (b) such removal is completed prior to the expiration or earlier termination of this Lease; (c) an Event of Default by Tenant with respect to any covenant or condition of this Lease has not occurred and is not then continuing at the time of such removal; and (d) Tenant promptly repairs all damage caused by or resulting from such removal; and Tenant shall promptly remove all such property if requested to do so by Landlord. All other property in the Premises and any Tenant Alterations (including, wall-to-wall carpeting, paneling, wall covering or lighting fixtures and apparatus) or any other article affixed to the floor, walls, ceiling or any other part of the Premises or Building, shall become the property of Landlord and shall remain upon and be surrendered with the Premises, except as may be otherwise provided in the paragraph captioned "Tenant Alterations" or the paragraph captioned "Tenant's Contribution to Tenant Improvement Costs". Tenant waives all rights to any payment or compensation for such property. If, at the expiration or earlier termination of this Lease or at such time as Landlord exercises its right of re-entry, Tenant has failed to remove any property from the Premises, Building or Land which it is entitled or required to remove as provided in this Lease, Landlord may, at its option, remove and store such property without liability for loss of or damage to such property, such storage to be for the account and at the expense of Tenant. If Tenant fails to pay the cost of storing any such property, Landlord may, at its option, after reasonable written notice providing an opportunity to cure to Tenant, sell or permit to be sold, any or all such property at public or private sale (and Landlord may become a purchaser at such sale), in such manner and at such times and places as Landlord in its sole discretion may deem proper, without further notice to Tenant, and Landlord shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorney's fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or later become due Landlord from Tenant under this Lease; and, fourth, the balance, if any, to Tenant.

     4.9 ACCESS. Tenant shall permit Landlord and Landlord's Agents to enter into the Premises at any reasonable time, and upon reasonable prior notice in any non-emergency situation, for the purpose of inspecting the same or for the purpose of repairing, altering or improving the Premises or the Building. Nothing contained in this paragraph shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary, Landlord may temporarily close Building or Land entrances, Building doors or other facilities, without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or as relieving Tenant from the duty of observing or performing any of the provisions of this Lease. Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective tenants within the period of one hundred eighty (180) calendar days prior to the expiration or sooner termination of this Lease. Landlord shall not be liable for the consequences of admitting by passkey, or refusing to admit to the Premises. Tenant or any of Tenant's Agents, or other persons claiming the right of admittance.

     4.10 DAMAGE OR DESTRUCTION.

          4.10.1 If the Premises are damaged by fire, earthquake or other casualty, Landlord shall, within forty-five (45) calendar days, estimate whether the damage can be repaired within two-hundred-seventy (270) calendar days, and if so, and if there are sufficient insurance proceeds available to repair such damage, then Landlord shall proceed with reasonable diligence to restore the Premises to substantially the condition which existed prior to the damage and this Lease shall not terminate. If, in Landlord's estimation, the damage cannot be repaired within such 270 day period or if there are insufficient insurance proceeds available to repair such damage, Landlord may elect in its absolute discretion to either:

(a) terminate this Lease or (b) restore the Premises to substantially the condition which existed prior to the damage and this Lease will continue. If Landlord restores the Premises under this paragraph, then (1) Tenant shall pay to Landlord, upon demand, Tenant's Pro Rata Share of any applicable deductible amount specified under Landlord's insurance and (2) Landlord shall not be required to repair or restore any or all furniture, fixtures, equipment, inventory, improvements or other property which was in or about the Premises at the time of the damage, Tenant Alterations or Tenant Improvements which are in excess of the Tenant Improvement Allowance, unless Landlord or Landlord's Agents caused the damage which requires such repair or restoration. Base Rent, Additional Rent and any other sum due under this Lease during any reconstruction period shall be abated as equitable under the circumstances. Tenant agrees to look to the provider of Tenant's insurance for coverage for the loss of Tenant's use of the Premises and any other related losses or damages incurred by Tenant during any reconstruction period.

          4.10.2 If the Building is damaged by fire, earthquake or other casualty and more than fifty percent (50%) of the Building is rendered untenantable, without regard to whether the Premises are affected by such damage. Landlord may in its absolute discretion and without limiting any other options available to Landlord under this Lease or otherwise, elect to terminate this Lease by notice in writing to Tenant within sixty (60) calendar days after the occurrence of such damage. Such notice shall be effective thirty (30) calendar days after receipt by Tenant unless a later date is set forth in Landlord's notice. If, within the last twelve (12) months of the Term of this Lease, the Premises is damaged by fire, earthquake or other casualty and more than one-third (33.33%) of the Premises is rendered untenantable. Tenant may elect to terminate this Lease by notice in writing to Landlord within thirty
(30) calendar days after the occurrence of such damage, in which event this Lease shall be null and void. Such notice shall be effective ten (10) calendar days after receipt by Landlord unless a later date is set forth in Tenant's notice.

          4.10.3 Notwithstanding anything contained in this Lease to the contrary, if there is damage to the Premises, or Building and the holder of any indebtedness secured by a mortgage or deed of trust covering any such property requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) calendar days after such requirement is made by such holder.

     4.11 CONDEMNATION. If all of the Premises, or such portions of the Building as may be required for the Tenant's reasonable use of the Premises, are taken by eminent domain or by conveyance in lieu thereof, this Lease shall automatically terminate as of the date the physical taking occurs, and all Base Rent, Additional Rent and other sums payable under this Lease shall be paid to that date. In case of taking of a part of the Premises or a portion of the Building not required for the Tenant's reasonable use of the Premises, then this Lease shall continue in full force and effect and the Base Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such reduction in Base Rent to be effective as of the date the physical taking occurs. Additional Rent and all other sums payable under this Lease shall be abated and Tenant's Pro Rata Share may be redetermined as equitable under the circumstances. Landlord reserves all rights to damages or awards for any taking by eminent domain relating to the Premises, Building, Land and the unexpired term of this Lease. Tenant assigns to Landlord any right Tenant may have to such damages or award and Tenant shall make no claim against Landlord for damages for termination of its leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be entitled; provided that, such expenses or costs may be claimed only if they are awarded separately in the eminent domain proceedings.

     4.12 INTENTIONALLY OMITTED.

     4.13 INDEMNIFICATION. Except to the extent arising out of the negligence or wilful misconduct of Landlord or Landlord's Agents or employees, Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all third party Claims, arising in whole or in part out of (a) the possession, use or occupancy of the Premises or the business conducted in the Premises, (b) any act, omission or negligence of Tenant or Tenant's Agents, or (c) any Event of Default under this Lease by Tenant. Except as expressly provided to the contrary in the last sentence of this paragraph 4.13, neither Landlord nor Landlord's Agents shall, to the extent permitted by law, have any liability to Tenant, or to Tenant's Agents, for any Claims arising out of any cause whatsoever, including repair to any portion of the Premises; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation by Landlord, Tenant or any person or entity of heating, cooling, electrical, sewerage or plumbing equipment or apparatus: termination of this Lease by reason of damage to the Premises or Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; inability to furnish any service required of Landlord as specified in this Lease; or leakage in any part of the Premises or the Building from rain, ice or snow, or from drains, pipes or plumbing fixtures in the Premises or the
Building: except for third party Claims arising solely out of the gross negligence or willful misconduct of Landlord in failing to repair or maintain the Building as required by this Lease after notice by Tenant as required by the paragraph captioned "Maintenance and Repair by Landlord" provided that, in no event shall Landlord be responsible for any interruption to Tenant's business or for any indirect or consequential losses suffered by Tenant or Tenant's Agents. The obligations of this paragraph shall be subject to the paragraph captioned "Waiver of Subrogation". Notwithstanding the foregoing to the contrary, except to the extent arising out of the intentional or negligent acts of Tenant or Tenant's Agents, employees, Landlord shall indemnify and hold harmless Tenant and Tenant's Agents from and against any and all third party Claims arising out of the negligence or wilful misconduct of Landlord or Landlord's Agents or employees.

     4.14 TENANT INSURANCE.

          4.14.1 Tenant shall throughout the Lease Term, at its own expense, keep and maintain in full force and effect:

          (a) A policy of commercial general liability insurance, including a contractual liability endorsement covering Tenant's obligations under the paragraph captioned "Indemnification", insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of this Lease of not less than Two Million Dollars ($2,000,000.00), which limit shall be reasonably increased during the Lease Term at Landlord's request to reflect both increases in liability exposure arising from inflation as well as from changing use of the Premises or changing legal liability standards, which policy shall be payable on an "occurrence" rather than a "claims made" basis, and which policy names Landlord and Manager and, at Landlord's request Landlord's mortgage lender(s) or investment advisors, as additional insureds; and

          (b) A policy of extended property insurance (which is commonly called "all risk") covering overstandard Tenant Improvements, Tenant Alterations, and any and all furniture, fixtures, equipment, inventory, improvements and other property in or about the Premises which is not owned by Landlord, for one hundred percent (100%) of the then current replacement value of such property.

          4.14.2 All insurance policies required under this paragraph shall be with companies having a Best's rating of A-VIII or better, and each policy shall provide that it is not subject to cancellation or reduction in coverage except after thirty (30) calendar days' written notice to Landlord. Tenant shall deliver to Landlord and, at Landlord's request Landlord's mortgage lender(s), prior to the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.

          4.14.3 If Tenant fails to acquire or maintain any insurance or provide any certificate required by this paragraph, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand.

     4.15 LANDLORD'S INSURANCE. Landlord shall, throughout the Lease Term, keep and maintain in full force and effect:

          4.15.1 A policy of commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than Five Million Dollars ($5,000,000.00), which policy shall be payable on an "occurrence" rather than a "claims made" basis; and

          4.15.2 A policy of extended property insurance (what is commonly called "all risk") covering the Building, Tenant Improvements and Landlord's personal property, if any, located on the Land in the amount of one hundred percent (100%) of the then current replacement value of such property.

          Landlord may, but shall not be required to, maintain property insurance coverage for earthquakes, floods and such other perils in such amounts as Landlord deems appropriate. Such policies may be "blanket" policies which cover other properties owned by Landlord and shall be with an insurance company having a Best rating of A-VIII or better. The cost of all insurance policies maintained by Landlord relating to the Land, Building or Premises or the income derived from "loss of rent" insurance, as the case may be, shall be Operating Costs. To the extent that any payment on an insurance claim under any Landlord's policy is reduced by a deductible, such deductible shall be an Operating Cost.

     4.16 WAIVER OF SUBROGATION. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby each waive and release the other from any and all Claims or any loss or damage that may occur to the Land, Building, Premises, or personal property located therein, by reason of fire or other casualty regardless of cause or origin, including the negligence or misconduct of Landlord, Tenant, Landlord's Agents or Tenant's Agents, but only to the extent of the insurance proceeds paid to such releasor under its policies of insurance or if it fails to maintain the required policies, the insurance proceeds that would have been paid to such releasor if it had maintained such policies. Each party to this Lease shall promptly give to its insurance company written notice of the mutual waivers contained in this subparagraph, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this subparagraph.

      4.17 ASSIGNMENT AND SUBLETTING BY TENANT.

            4.17.1 Except for a sublease of all or a portion of the Premises or an assignment of this Lease to (i) the survivor of a merger or consolidation with Tenant, (ii) any entity acquiring all or substantially all of the voting securities or assets of Tenant or (iii) an affiliate or wholly-owned subsidiary of Tenant, which sublease or assignment shall be permitted hereunder and shall not require Landlord's consent (provided that Tenant shall give Landlord prior written notice, and a true and correct copy, of the sublease or assignment document), and which sublease or assignment shall be subject to further prohibitions against sublease or assignment in accordance with the terms of this
Section 4.17, Tenant shall not have the right to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another, without first obtaining Landlord's consent, which shall not be unreasonably, withheld or delayed but may be granted or withheld in accordance with the provisions set forth in Section 4.17.3 hereof. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under this Lease and for compliance with all of its other obligations as tenant under this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of the Premises are then subject to an assignment or subletting, Landlord, in addition to any other remedies provided in this Lease or by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease. Upon the occurrence of an Event of Default, Tenant hereby makes an absolute assignment to Landlord of such assignments and subleases and any rent, security deposits and other sums payable under such assignments and subleases as collateral to secure the performance of the obligations of Tenant under this Lease.

            4.17.2 In the event Tenant desires to assign this Lease or to sublet all or any portion of the Premises, except in the circumstances set forth herein where consent is not required as contemplated and governed by paragraph 4.17.1, Tenant shall give written notice of such desire to Landlord setting forth the name of the proposed subtenant or assignee, the proposed term, the proposed commencement date of the assignment or sublease, the nature of the proposed subtenant's or assignee's business to be conducted on the Premises, the rental rate, and any other particulars of the proposed subletting or assignment that Landlord may reasonably request. Without limiting the preceding sentence, Tenant shall also provide Landlord with: (a) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee, including recent financial statements certified as accurate, complete and prepared in conformance with generally accepted accounting principles by the president, managing partner or other appropriate officer of the proposed subtenant or assignee; (b) proof reasonably satisfactory to Landlord that the proposed subtenant or assignee will promptly occupy and thereafter use the entire Premises (or any sublet portion of the Premises) for the remainder of the Lease Term (or for the entire term of the sublease, if shorter) in compliance with the terms of this Lease, and (c) a copy of the proposed sublease or assignment or letter of intent. At the same time that Tenant provides Landlord with notice of its desire to assign or sublease, Tenant shall pay to Landlord the reasonable cost incurred by Landlord (not to exceed the sum of $750) in connection with processing such proposed assignment and sublease, including attorneys' fees incurred by Landlord with respect to such processing. Receipt of such fee shall not obligate Landlord to approve the proposed assignment or sublease.

            4.17.3 In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may consider, and weigh, any commercially reasonable factor it deems relevant. Without limiting what may be construed as a factor considered by Landlord in good faith, Tenant agrees that any one or more of the following will be proper grounds for Landlord's disapproval of a proposed assignment or sublease:

            (a) The proposed assignee or subtenant is or will be unwilling or unable to execute and deliver to Landlord an ERISA Certificate in a form consistent with the provisions of the paragraph captioned "ERISA Representations", as may be updated by Landlord, or Landlord believes that the proposed assignment or sublease will constitute a prohibited transaction under or otherwise violate ERISA;

            (b) The proposed assignee or subtenant does not, in Landlord's good faith judgment, have sufficient financial worth to insure the full and timely performance under this Lease;

            (c) Landlord has received insufficient evidence of the financial worth or creditworthiness of the proposed assignee or subtenant to make the determination set forth in clause (b);

            (d) The proposed assignee or subtenant has a reputation for disputes in contractual relations, for failure to observe and perform its contractual obligations in a timely and complete manner or for negative business relations in the business community as a tenant of property or otherwise;

            (e) Landlord has received from any prior lessor of the proposed assignee or subtenant a negative report, in writing concerning such prior lessor's experience with the proposed assignee or subtenant;

            (f) Landlord has had prior negative leasing experience with the proposed assignee or subtenant;

            (g) The use of the Premises by the proposed assignee or subtenant will not be substantially similar to the Permitted Use;

            (h) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business, or the Premises or any part of the Premises will be used in a manner, that is not in keeping with the then standards of the Building, or that is inappropriate for the Building, or that will violate any negative covenant as to use contained in any other lease of space in the Building;

            (i) The use of the Premises by the proposed assignee or subtenant will violate any Governmental Requirement or create a violation of Access Laws; or

            (j) An Event of Default (after expiration of any cure period) by Tenant under this Lease has occurred and is then continuing, or an Event of Default (after expiration of any cure period) by Tenant under this Lease has occurred on three (3) or more occasions during the twenty-four (24) months preceding the date that Tenant shall request such consent.

            4.17.4 Within fifteen (15) calendar days after Landlord's receipt of all required information to be supplied by Tenant pursuant to this paragraph, Landlord shall notify Tenant of Landlord's approval, disapproval or conditional approval of any proposed assignment or subletting, or of Landlord's election to recapture the space as provided in subparagraph 4.17.7. Landlord shall have no obligation to respond unless and until all required information has been submitted. In the event Landlord approves of any proposed assignment or subletting, Tenant and the proposed assignee or sublessee shall execute and deliver to Landlord an assignment (or subletting) and assumption agreement in form and content satisfactory to Landlord.

            4.17.5 If Landlord consents to any assignment or sublease and Tenant receives rent or any other consideration, either initially or over the term of the assignment or sublease, in excess of the Base Rent and Additional Rent, Tenant shall pay to Landlord, after deducting Tenant's reasonable out-of-pocket costs incurred in connection with such assignment or sublease, one-half of the excess rent or other consideration derived therefrom.

            4.17.6 If Tenant delivers a notice to Landlord requesting approval of a proposed assignment or sublease, then Landlord may elect to terminate this Lease as of the date set forth in that notice, with respect to that portion of the Premises covered by the proposed assignment or sublet, for the proposed commencement date of the assignment or the sublease, provided that, if no date is set forth in Tenant's notice, then Landlord may elect to terminate this Lease as of a date at least sixty (60) calendar days after the date of the notice. Landlord shall exercise its rights under this subparagraph by written notice to Tenant no later than fifteen (15) calendar days after its receipt of the last of the materials delivered by Tenant to Landlord under this paragraph 4.17.

      4.18 ASSIGNMENT BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations under this Lease and in any and all of the Land or Building. If Landlord sells or transfers any or all of the Building, including the Premises, Landlord and Landlord's Agents shall, upon consummation of such sale or transfer, be released automatically from any liability relating to obligations or covenants under this Lease to be performed or observed after the date of such transfer (provided and to the extent the transferee or purchaser assumes such obligations and covenants to be performed or observed after the date of such transfer), and in such event, Tenant agrees to look solely to Landlord's successor-in-interest with respect to such liability; provided that, as to the Security Deposit, if any, and Prepaid Rent, Landlord shall not be released from liability therefor unless Landlord has delivered (by direct transfer or credit against the purchase price) the Security Deposit, if any, or Prepaid Rent to its successor-in-interest.

      4.19 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS. Tenant shall, from time to time, upon the written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: (a) the date this Lease was executed and the date it expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent and Additional Rent and the date to which such Base Rent and Additional Rent have been paid; and (d) certifying that (1) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (2) Landlord is not in breach of this Lease (or, if so, a description of each such breach) and that no event, omission or condition has occurred which would result, with the giving of notice or the passage of time, in a breach of this Lease by Landlord;
(3) this Lease represents the entire agreement between the parties with respect to the Premises; (4) all required contributions by Landlord to Tenant on account of Tenant Improvements have been received; (5) on the date of execution, there exist no defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord, (6) no Base Rent, Additional Rent or other sums payable under this Lease have been paid in advance except for Base Rent and Additional Rent for the then current month, (7) no security has been deposited with Landlord (or, if so, the amount of such security): (8) it is intended that any Tenant's statement may be relied upon by a prospective purchaser or mortgagee of Landlord's interest or an assignee of any such mortgagee; (9) the representations in the paragraph captioned "ERISA Representations" remain true and correct; and (10) such other information as may be reasonably requested by Landlord. If Tenant fails to respond within ten (10) Business Days of its receipt of a written request by Landlord as provided in this paragraph, such shall be a breach of this Lease and Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser, mortgagee or assignee. In addition, Tenant shall, from time to time, upon the written request of Landlord, deliver to or cause to be delivered to Landlord or its designee then current financial statements (including a statement of operations and balance sheet) certified as accurate, complete and prepared in conformance with generally accepted accounting principles by the president, managing partner or other appropriate officer for
(i) Tenant, (ii) any entity which owns a controlling interest in Tenant, (iii) any entity the controlling interest of which is owned by Tenant, (iv) any successor entity to Tenant by merger or operation of law, and (v) any guarantor of this Lease.

      4.20 MODIFICATION FOR LENDER. If, in connection with obtaining construction, interim or permanent financing for the Building or Land, Landlord's lender, if any, shall request reasonable modifications to this Lease as a condition to such financing. Tenant will not unreasonably withhold or delay its consent to such modifications; provided that such modifications do not increase the obligations of Tenant under this Lease or adversely affect Tenant's rights under this Lease.

      4.21 HAZARDOUS SUBSTANCES.

            4.21.1 Tenant agrees that neither Tenant, any of Tenant's Agents nor any other person acting at the direction or being under the control of Tenant or any of Tenant's Agents will store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Land or Building any Hazardous Substance, except for storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant's business in the Premises, provided that, (a) the storage, handling and use of such permitted Hazardous Substances must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant's operation in the Premises and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Building; (c) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land or Building or otherwise discharged from the Premises or any area adjacent to the Land or Building; and (d) in no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land or Building, unless: (1) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; (2) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance; and (3) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord's sole discretion.

            4.21.2 Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of any breach of any provision of this paragraph, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants' fees. Tenant agrees that Landlord may be irreparably harmed by Tenant's breach of this paragraph and that a specific performance action may appropriately be brought by Landlord; provided that,

Landlord's election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord's other remedies against Tenant.

            4.21.3 As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in the first paragraph of the paragraph captioned "Hazardous Substances."

            4.21.4 Landlord represents and warrants to Tenant that, to the best of its knowledge, no Hazardous Substances exist at the Building or the Land in violation of any Governmental Requirements pertaining to Hazardous Substances. Landlord shall indemnify, defend and hold harmless Tenant from and against any and all Claims incurred by Tenant arising out of or in connection with Landlord or Landlord's Agents bringing any Hazardous Substances onto the Land or Building in violation of Governmental Requirements.

      4.22 ACCESS LAWS.

            4.22.1 Tenant agrees to notify Landlord immediately if Tenant receives notification or otherwise becomes aware of: (a) any condition or situation on, in, under or around the Land or Building which may constitute a violation of any Access Laws or (b) any threatened or actual lien, action or notice that the Land or Building is not in compliance with any Access Laws. If Tenant is responsible for such condition, situation, lien, action or notice under this paragraph. Tenant's notice to Landlord shall include a statement as to the actions Tenant proposes to take in response to such condition, situation, lien, action or notice.

            4.22.2 Tenant shall not alter or permit any assignee or subtenant or any other person to alter the Premises in any manner which would violate any Access Laws or increase Landlord's responsibilities for compliance with Access Laws, without the prior approval of the Landlord. In connection with any such approval, Landlord may require a certificate of compliance with Access Laws from an architect, engineer or other person acceptable to Landlord. Tenant agrees to pay the reasonable fees incurred by such architect, engineer or other third party in connection with the issuance of such certificate of compliance. Landlord's consent to any proposed Tenant Alteration shall (a) not relieve Tenant of its obligations or indemnities contained in this paragraph or this Lease or (b) be construed as a warranty that such proposed alteration complies with any Access Law.

            4.22.3 Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with: (a) failure of Tenant's use of the Premises to comply with Access Laws; and (b) bringing the Building and the common areas of the Building into compliance with Access Laws, if and to the extent such failure or noncompliance arises out of or relates to: (1) Tenant's use of the Premises in violation of this Lease; or (2) Tenant Alterations to the Premises.

            4.22.4 Landlord shall be responsible for all costs and expenses relating to or incurred in connection with bringing the common areas of the Building into compliance with Access Laws, unless such costs and expenses are Tenant's responsibility as provided in the preceding subparagraph. Any cost or expense paid or incurred by Landlord after initial construction to bring the Premises or common areas of the Building into compliance with Access Laws which is not Tenant's responsibility under the preceding subparagraphs and which is not required as a result of Landlord's negligence (which shall be Landlord's sole expense), shall be amortized over the useful economic life of the improvements using an amortization rate reasonably determined by Landlord, and shall be an Operating Cost for purposes of this Lease.

            4.22.5 Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of or relating to any failure of Tenant or Tenant's Agents to comply with Tenant's obligations under this paragraph 4.22. Landlord agrees to indemnify, defend and hold harmless Tenant and Tenant's Agents from and against any and all Claims arising out of or relating to any failure of Landlord or Landlord's Agents to comply with Landlord's obligations under this paragraph 4.22.

            4.22.6 The provisions of this paragraph shall supersede any other provisions in this Lease regarding Access Laws, to the extent inconsistent with the provisions of any other paragraphs.

      4.23 QUIET ENJOYMENT. Landlord covenants that Tenant, upon paying Base Rent, Additional Rent and all other sums payable under this Lease and performing all covenants and conditions required of Tenant under this Lease shall and may peacefully have, hold and enjoy the Premises without hindrance or molestation by Landlord or Landlord's Agents.

      4.24 SIGNS. Tenant shall not install any signs on the Building exterior or inscribe, post, place, or in any manner display any sign, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Land or Building (including without limitation the interior of the Premises) at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Premises without first obtaining Landlord's consent, which shall not be unreasonably withheld. Notwithstanding the foregoing, Landlord shall provide to Tenant, at Landlord's expense, standard identification signage on the main directory in the lobby of the Building.

      4.25 SUBORDINATION. Tenant subordinates this Lease and all rights of Tenant under this Lease to any mortgage, deed of trust, ground lease or similar instrument which may from time to time be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust, ground lease or other instrument shall be superior to and prior to this Lease. Notwithstanding the foregoing, the holder or beneficiary of such mortgage, deed of trust, ground lease, or similar instrument shall have the right to subordinate or cause to be subordinated any such mortgage, deed of trust, ground lease, or similar instrument to this Lease. Tenant further covenants and agrees that if the lender or ground lessor acquires the Premises as a purchaser at any foreclosure sale or otherwise, Tenant shall recognize and attorn to such party as landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off and, upon the request of such purchaser or other successor, execute, deliver and acknowledge documents confirming such attornment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed. Notwithstanding the foregoing to the contrary, Landlord shall use best efforts to deliver to Tenant a non-disturbance agreement, in reasonable and customary form and substance, from any lender or ground lessor, whether now existing or in the future. Landlord represents and warrants to Tenant that, as of the date of this Lease, there is no mortgage recorded against the Building.

      4.26 INTENTIONALLY OMITTED.

      4.27 BROKERS. Landlord covenants and agrees to pay the Brokers with respect to this Lease pursuant to separate agreements with the Brokers. Each party to this Lease shall indemnify, defend and hold harmless the other party from and against any and all Claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this Lease.

      4.28 EXCULPATION AND LIMITATION OF LIABILITY. Landlord has executed this Lease by its trustee signing solely in a representative capacity. Notwithstanding anything contained in this Lease to the contrary, Tenant confirms that the covenants of Landlord are made and intended, not as personal covenants of the trustee, or for the purpose of binding the trustee personally, but solely in the exercise of the representative powers conferred upon the trustee by its principal. Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against the Landlord's estate and interest in the Building and Landlord shall have no personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Further, in no event whatsoever shall any Landlord's Agent have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

      4.29 ERISA REPRESENTATIONS. Tenant represents to Landlord that with the exception of this Lease, neither the Tenant nor any affiliate of the Tenant is a tenant under a lease or any other tenancy arrangement (1) with (a) Riggs and Company, a division of Riggs Bank N.A., as trustee of the Multi-Employer Property Trust, (b) Riggs Bank N.A. as trustee of the Multi-Employer Property Trust; (c) the Multi-Employer Property Trust; (d) the National Bank of Washington Multi-Employer Property Trust, the previous name of the Multi-Employer Property Trust; (e) The Riggs National Bank of Washington, D.C., as trustee of the Multi-Employer Property Trust; (f) the Harman International Business Campus Joint Venture; (g) the Corporate Drive Corporation as trustee of the Corporate Drive Nominee Realty Trust; (h) Goldbelt Place Joint Venture; (i) Arboretum Lakes-I, L.L.C., a Delaware limited liability company; (j) Village Green of Rochester Hills Associates L.L.C.; (k) Pine Street Development, L.L.C.;
(l) MEPT Realty LLC; (m) MEPT, L.L.C.; (n) Cabrillo Properties LLC; (o) Valencia LLC; or (p) Mission Trails LLC; or (2) involving any property in which any one or more of the entities named in clauses (1) (a) through (e) are known by the Tenant to have an ownership interest.

      4.30 MECHANIC'S LIENS AND TENANT'S PERSONAL PROPERTY TAXES.

            4.30.1 Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises and Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any such asserted Claims.
Tenant agrees to give Landlord immediate written notice of any such Claim. Notwithstanding the foregoing to the contrary, Tenant may pay any materialmen or other lien claimant under protest in satisfaction of this paragraph, without being deemed to have waived any rights Tenant may have at law or equity against such materialmen or lien claimant.

            4.30.2 Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay them or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, Tenant shall reimburse Landlord for the sums so paid by Landlord, upon demand by Landlord.

         4.31 LANDLORD'S SECURITY INTEREST. In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all Base Rent, Additional Rent and other sums becoming due under this Lease from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, intangibles, chattel paper and other personal property of Tenant situated in or arising out of the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Base Rent, Additional Rent and other sums due under this Lease shall first have been paid and discharged. On the occurrence of an Event of Default, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including, the right to sell the property described in this paragraph at public or private sale upon five (5) calendar days notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is not waived, and the express contractual lien granted in this paragraph constitutes a security agreement and is in addition and supplementary to such statutory lien.

                         SECTION 5: DEFAULT AND REMEDIES

      5.1 EVENTS OF DEFAULT.

            5.1.1 The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant ("EVENT OF DEFAULT"):

            (a) vacation or abandonment of the Premises, together with the failure to pay Base Rent, Additional Rent or any other sum payable by Tenant under this Lease in accordance with the provisions governing the payment thereof;

            (b) failure by Tenant to make any payment of Base Rent, Additional Rent or any other sum payable by Tenant under this Lease after it is past due and within five (5) days of written notice thereof;

            (c) an assignment of this Lease by Tenant or a sublease of any or all of the Premises without Landlord's permission;

            (d) failure by Tenant to observe or perform any covenant or condition of this Lease, other than the making of payments, where such failure shall continue for a period of thirty (30) calendar days after written notice from Landlord, and provided that if such failure requires more than 30 days to cure, Tenant shall have such additional time as is necessary to cure such failure so long as Tenant has promptly commenced to cure and diligently pursues such cure to completion; provided that in no event shall such cure period extend beyond ninety (90) days;

            (e) (1) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (2) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the same is dismissed within forty-five (45) calendar days; (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease; (4) any execution, levy, attachment or other process of law against any property of Tenant or Tenant's interest in this Lease, unless the same is dismissed within forty-five (45) calendar days; (5) adjudication that Tenant is bankrupt; (6) the making by Tenant of a transfer in fraud of creditors; or (7) the failure of Tenant to generally pay its debts as they become due; or

            (f) any information furnished by or on behalf of Tenant to Landlord in connection with the entry of this Lease is determined to have been materially false when made.

            5.1.2 Tenant shall notify Landlord promptly of any Event of Default or any facts, conditions or events which, with the giving of notice or passage of time or both, would constitute an Event of Default.

            5.1.3 If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an "unexpired lease" under applicable bankruptcy law in such proceeding, then Tenant agrees that Tenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Lease must be assumed or rejected.

      5.2 REMEDIES. If any Event of Default occurs, Landlord may at any time after such occurrence, with notice and the expiration of the cure period as provided in paragraph 5.1.1 of this Lease, and without limiting Landlord in the exercise of any right or remedy at law which Landlord may have by reason of such Event of Default, exercise the rights and remedies, either singularly or in combination, as are specified or described in the subparagraphs of this paragraph.

            5.2.1 Landlord may terminate this Lease and all rights of Tenant under this Lease either immediately or at some later date by giving Tenant written notice that this Lease is terminated. If Landlord so terminates this Lease, then Landlord may recover from Tenant the sum of:

            (a) the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination;

            (b) interest at the Default Rate on the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination; plus

            (c) the amount by which the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided and interest on such excess at the Default Rate; plus

            (d) the amount by which the aggregate of the unpaid Base Rent, Additional Rent and all other sums payable under this Lease for the balance of the Lease Term after the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could be reasonably avoided, with such difference being discounted to present value at the Prime Rate at the time of award; plus

            (e) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result from such failure, including, leasing commissions, tenant improvement costs, renovation costs and advertising costs; plus

            (f) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

            5.2.2 Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

            5.2.3 Landlord shall also have the right, without terminating this Lease, to accelerate and recover from Tenant the sum of all unpaid Base Rent, Additional Rent and all other sums payable under the then remaining term of the Lease, discounting such amount to present value at the Prime Rate.

            5.2.4 If Tenant vacates, abandons or surrenders the Premises without Landlord's consent, or if Landlord re-enters the Premises as provided in subparagraph 5.2.2 or takes possession of the Premises pursuant to legal proceedings or through any notice procedure provided by law, then, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, without terminating this Lease, either (a) recover all Base Rent, Additional Rent and all other sums payable under this Lease as they become due or (b) relet the Premises or any part of the Premises on behalf of Tenant for such term or terms, at such rent or rents and pursuant to such other provisions as Landlord, in its reasonable discretion, may deem commercially reasonable, all with the right, at Tenant's cost, to make reasonably necessary alterations and repairs to the Premises and recover any deficiency from Tenant as set forth in subparagraph 5.2.5.

            5.2.5 None of the following remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated: an act by Landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; any repairs or alterations made by Landlord to the Premises; re-entry, repossession or reletting of the Premises by Landlord pursuant to this paragraph; or the appointment of a receiver, upon the initiative of Landlord, to protect Landlord's interest under this Lease. If Landlord takes any of the foregoing remedial action without terminating this Lease, Landlord may nevertheless at any time after taking any such remedial action terminate this Lease by written notice to Tenant.

            5.2.6 If Landlord relets the Premises, Landlord shall apply the revenue from such reletting as follows: first, to the payment of any indebtedness of Tenant to Landlord other than Base Rent, Additional Rent or any other sums payable by Tenant under this Lease; second, to the payment of any cost of reletting (including finders' fees and leasing commissions limited to the then remaining term of this Lease); third, to the payment of the cost of any reasonably necessary alterations, improvements, maintenance and repairs to the Premises; and fourth, to the payment of Base Rent, Additional Rent and other sums due and payable and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future Base Rent, Additional Rent and other sums payable under this Lease as the same become due, and shall deliver the eventual balance, if any, to Tenant. Should revenue from letting during any month, after application pursuant to the foregoing provisions, be less than the sum of the Base Rent, Additional Rent and other sums payable under this Lease and Landlord's expenditures for the Premises during such month, Tenant shall be obligated to pay such deficiency to Landlord as and when such deficiency arises.

            5.2.7 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Base Rent, Additional Rent or other sum payable under this Lease or of any damages accruing to Landlord by reason of the violation of any of the covenants or conditions contained in this Lease.

            5.2.8 Notwithstanding anything contained in this Lease to the contrary, Landlord shall use reasonable efforts to mitigate its damages upon the occurrence of an Event of Default by Tenant under this Lease.

      5.3 RIGHT TO PERFORM. If Tenant shall fail to perform any act on its part to be performed under this Lease, and such failure shall continue for thirty
(30) calendar days after notice of such failure by Landlord, or such shorter time if reasonable under the circumstances, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this paragraph as in the case of default by Tenant in the payment of Base Rent.

      5.4 LANDLORD'S DEFAULT. In the event that Landlord defaults under or breaches this Lease, Tenant shall notify Landlord of such default or breach in writing, and Tenant shall not exercise any right or remedy which Tenant may have under this Lease or at law if Landlord commences to cure such default or breach within thirty (30) calendar days after receipt of Tenant's notice and thereafter diligently prosecutes the cure to completion.

                      SECTION 6: MISCELLANEOUS PROVISIONS

      6.1 NOTICES. Any notice, request or written communication required or permitted to be delivered under this Lease shall be: (a) in writing; (b) transmitted by personal delivery, express or courier service, United States Postal Service in the manner described below, or electronic means of transmitting written material; and (c) deemed to be delivered on the earlier of the date received or four (4) calendar days after having been deposited in the United States Postal Service, postage prepaid. Such writings shall be addressed to Landlord or Tenant, as the case may be, at the respective designated addresses set forth opposite their signatures, or at such other address(es) as they may, after the execution date of this Lease, specify by written notice delivered in accordance with this paragraph, with copies to the persons at the addresses, if any, designated opposite each party's signature. Those notices which contain a notice of breach or default or a demand for performance may be sent by any of the methods described in clause (b) above, but if transmitted by personal delivery or electronic means, shall also be sent concurrently by certified or registered mail, return receipt requested.

      6.2 ATTORNEY'S FEES AND EXPENSES. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of Base Rent, Additional Rent or any other sums paid or payable under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or the eviction of Tenant during the Lease Term or after the expiration or earlier termination of this Lease, the prevailing party shall be entitled to its reasonable attorney's and paralegal's fees, expenses and court costs, including those relating to any appeal.

      6.3 NO ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of an amount less than the Base Rent or Additional Rent or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, Additional Rent or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord's right to recover the balance of any amount payable or Landlord's right to pursue any other remedy provided in this Lease or at law.

      6.4 SUCCESSORS; JOINT AND SEVERAL LIABILITY. Except as provided in the paragraph captioned "Exculpation and Limitation of Liability" and subject to the paragraph captioned "Assignment and Subletting by Landlord", all of the covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns. In the event that more than one person, partnership, company, corporation or other entity is included in the term "Tenant," then each such person, partnership, company, corporation or other entity shall be jointly and severally liable for all obligations of Tenant under this Lease.

      6.5 CHOICE OF LAW. This Lease shall be construed and governed by the laws of the state in which the Land is located. Tenant consents to Landlord's choice of venue for any legal proceeding brought by Landlord or Tenant to enforce the terms of this Lease.

      6.6 NO WAIVER OF REMEDIES. The waiver by Landlord or Tenant of any covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the rights of Landlord or Tenant to insist on the strict performance by the other party of all of the covenants and conditions of this Lease. No act or thing done by Landlord or Landlord's Agents during the Lease Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. The mention in this Lease of any particular remedy shall not preclude Landlord or Tenant from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Base Rent, Additional Rent or any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach. The payment by Tenant of any sum or amount due or payable under this Lease may be made under protest and shall not be deemed a waiver of any breach or default by Landlord under this Lease. The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant or any other tenant in the Building, shall not be deemed a waiver. Any waiver by Landlord must be in writing and signed by Landlord to be effective.

      6.7 OFFER TO LEASE. The submission of this Lease to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

      6.8 FORCE MAJEURE. In the event that Landlord shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease by reason of Force Majeure, then performance of such act or obligation shall be excused for the period of the delay and the period for the performance of any such act or obligation shall be extended for the period equivalent to the period of such delay.

      6.9 LANDLORD'S CONSENT. Unless otherwise provided in this Lease, whenever Landlord's consent, approval or other action is required under the terms of this Lease, such consent, approval or action shall be subject to Landlord's reasonable judgment or discretion, not unreasonably withheld, exercised in good faith and shall be delivered in writing.

      6.10 SEVERABILITY; CAPTIONS. If any clause or provision of this Lease is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this Lease are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

      6.11 INTERPRETATION. Whenever a provision of this Lease uses the term (a) "include" or "including", that term shall not be limiting but shall be construed as illustrative, (b) "covenant", that term shall include any covenant, agreement, term or provision, (c) "at law", that term shall mean at law or in equity, or both, and (d) "day", that uncapitalized word shall mean a calendar day. This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel. For purposes of this Lease, any reference to Landlord's "knowledge" shall mean, refer and be limited to the actual knowledge, without imputation of knowledge, of officers of the trustee of Landlord having responsibility for the Building.

      6.12 INCORPORATION OF PRIOR AGREEMENT; AMENDMENTS. This Lease contains all of the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease, whether oral or written, and no prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease or their respective successors in interest.

      6.13 AUTHORITY. If Tenant is a partnership, company, corporation or other entity, each individual executing this Lease on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained. If Tenant is a partnership, company, corporation or other business organization, it shall, within ten (10) calendar days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Lease and the authority of the person executing this Lease on its behalf. Landlord represents and warrants to Tenant that the person executing this Lease on behalf of Landlord is duly authorized to so execute and deliver this Lease and that all consents required for execution of this Lease, if any, have been given, granted or obtained.

      6.14 TIME OF ESSENCE. Time is of the essence with respect to the performance of every covenant and condition of this Lease.

      6.15 SURVIVAL OF OBLIGATIONS. Notwithstanding anything contained in this Lease to the contrary or the expiration or earlier termination of this Lease, any and all obligations of either party accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease, and either party shall promptly perform all such obligations whether or not this Lease has expired or terminated. Such obligations shall include any and all indemnity obligations set forth in this Lease.

      6.16 CONSENT TO SERVICE. Tenant irrevocably consents to the service of process of any action or proceeding at the address of the Premises, unless Tenant has vacated the Premises and provided Landlord with written notice of another address in which event service of process may be made at such other address for Tenant. Nothing in this paragraph shall affect the right to serve process in any other manner permitted by law.

      6.17 LANDLORD'S AUTHORIZED AGENTS. Notwithstanding anything contained in the Lease to the contrary, including without limitation, the definition of Landlord's Agents, only officers of Riggs Bank, N.A. are authorized to amend, renew or terminate this Lease, or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner. Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner.

      6.18 WAIVER OF JURY TRIAL. Landlord and Tenant agree to waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or relating in any way to this Lease.

         IN WITNESS WHEREOF, this Lease has been executed the day and year first above set forth.


LANDLORD:                                                  TENANT:
--------                                                   ------
Riggs and Company, a division of Riggs Bank,               eLoyalty Corporation
N.A. as Trustee of the Multi-Employer Property             --------------------
Trust, a trust organized under 12 C.F.R. Section
9.18.                                                      -----------------------------------------


By: /s/ SAMUEL KUBIAK                                      By: /s/ KELLY D. CONWAY
   -------------------------------------                       -------------------------------------
      Name: Samuel Kubiak                                  Name:  Kelly D. Conway
           -----------------------------                         -----------------------------------
      Its:  Managing Director                              Its:   President and CEO
          ------------------------------                         -----------------------------------

Designated Address for Landlord:                           Designated Address for Tenant:
-------------------------------                            -----------------------------

c/o Riggs and Company                                      -----------------------------------------
Attn: Samuel Kubiak                                        -----------------------------------------
808 17th Street, N.W.                                      -----------------------------------------
Washington, DC 20006                                       -----------------------------------------
Facsimile: 202-835-6887

                                                           Facsimile:
                                                                      ------------------------------
     with copy to Manager at:
     -----------------------

Insignia/ESG, Inc.
311 South Wacker Drive
Chicago, IL 60606
Attn:
     ---------------------



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